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                                                                     Exhibit 1.4

                                                           Bingham McCutchen LLP
                                                              150 Federal Street
                                                Boston, Massachusetts 02110-1726
                                                                    617.951-8000
                                                                    617.951-8736


                               September 24, 2002


     As special Massachusetts counsel for Nuveen quality Preferred Income Fund 2 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 on August 22, 2002.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.




                               Very truly yours,

                              /s/ BINGHAM MCCUTCHEN LLP